UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Willow Tree Capital Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Subject: Please vote your shares for the WILLOW TREE CAPITAL CORPORATION Annual Meeting Dear Shareholder, Please submit your vote for the Willow Tree Capital Corporation annual meeting. As a reminder, the deadline to submit your vote before the meeting is 11:59pm Eastern Time on June 24, 2026. We’ve identified you as an important investor and WILLOW TREE CAPITAL CORPORATION requested that I provide assistance and your control number related to the upcoming meeting. I am the representative from Broadridge Financial who coordinated the mailing to all shareholders. The control number listed below represents the following account: Shares: Control number: Kindly go to www.proxyvote.com and enter the control number provided above. Once on the website, you’ll be able to: Vote your shares    View the shareholder materials Update your email address Please let me know if you need anything else. Very best, Broadridge M +1.860.924.8861